Exhibit 99.1

Solventum Reports Third Quarter 2024 Financial Results and Raises Full-Year Guidance

•Reported sales increased 0.4% to $2.082 billion; organic sales increased 0.3%
•GAAP Earnings Per Share (EPS) of $0.70; adjusted EPS1 of $1.64
•Generated $169 million in cash from operations; free cash flow1 of $76 million
•Raises full-year 2024 organic sales growth, adjusted EPS and free cash flow guidance

ST. PAUL, Minn., November 7, 2024 /PRNewswire/ – Solventum (NYSE: SOLV) today reported financial results for the third quarter ended September 30, 2024.

“We have now delivered consecutive quarters of outperformance against our expectations, and based on these results, we are again raising our full-year guidance,” said Bryan Hanson, chief executive officer, Solventum. “It has been an exciting start, and we are confident that our three-phased approach will drive long-term growth and significant value creation.”

Third Quarter 2024 Financial Results

3 months ended September 30, 2024 (Millions of dollars, except per share amounts)	GAAP	non-GAAP[1]
Sales	$2,082	$2,082
Operating income	$275	$475
Operating income margin	13.2%	22.8%
Earnings per share (EPS)	$0.70	$1.64
Cash from operations/free cash flow[1]	$169	$76

Reported and organic sales growth reflect the expected normalization of pricing. By segment, organic sales growth was primarily driven by the MedSurg and Health Information Systems segments, partially offset by the Dental Solutions and Purification and Filtration segments.

GAAP and adjusted operating income margin declined due to lower gross margins, including the impact from the 3M supply agreement mark-up, and an increase in operating expenses related to public company stand-up costs and growth investments.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment and Total Company Net Sales for Third Quarter*
	Three months ended September 30,		Increase/(Decrease)
(Dollars in millions)	2024	2023	Total	Currency Impact	Other[2]	Organic
MedSurg	$1,182	$1,180	0.1%	(0.1)%	(0.7)%	1.0%
Dental Solutions	313	331	(5.2)	—	(1.2)	(3.9)
Health Information Systems	326	321	1.5	0.1	—	1.5
Purification and Filtration	238	242	(1.5)	—	(1.1)	(0.3)
Corporate and Unallocated[3]	23	—	NM	NM	NM	NM
Total Company	$2,082	$2,074	0.4%	(0.1)%	0.2%	0.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

2Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture impacts include lost sales from the company’s dental anesthetics business that was sold in August 2023 and certain health care businesses retained by 3M India in connection with the spin-off.

3Corporate and unallocated includes sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off.

Full-Year 2024 Guidance
Solventum is raising its full-year 2024 guidance
•Organic sales growth to the upper half of 0% to +1.0% (previously 0% to +1%)
•Adjusted EPS of $6.50 to $6.65 (previously $6.30 to $6.50)
•Free cash flow of $750M to $850M (previously $700M to $800M)

Organic sales, adjusted EPS and free cash flow amounts included in Solventum’s full-year guidance and additional considerations below are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

Solventum’s full-year 2024 guidance is based on Q1 2024 as a carve-out plus the remainder of the year as a stand-alone company starting April 1, 2024.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, November 7, at 4:30 p.m. Eastern Time to discuss its third quarter financial results and provide an update on its business. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.
Forward Looking Statement
This news release contains forward-looking information about Solventum’s financial results and estimates and business prospects that involve substantial risks and uncertainties. In particular, statements regarding the future performance of Solventum, including guidance for 2024, are forward-looking statements. You can identify these statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks; (3) damage to Solventum’s reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances; (16) risks related to the highly regulated environment in which Solventum operates; (17) climate change and measures to address climate change; (18) security breaches and other disruptions to information technology infrastructure; (19) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (20) pension and postretirement obligation liabilities; (21) any events that adversely affect the sale or profitability of one of Solventum's key products or the revenue delivered from sales to its key customers; (22) any failure by 3M Company (“3M”) to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M and distribution (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off; (24) Solventum’s ability to execute its turnaround strategy; (25) a determination by the IRS or other tax authorities that the Separation or certain related transactions should be treated as taxable transactions; (26) indebtedness incurred in the financing transactions undertaken in connection with the Separation and risks associated with additional indebtedness; (27) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum's estimates; and (28) the impact of the Spin-Off on Solventum’s businesses and the risk that the separation from 3M may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q3 2024 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
Kevin Moran
investors@solventum.com

Solventum Media Contact:
Michele Rest
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Dollars in millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net sales of product	$1,608	$1,593	$4,766	$4,750
Net sales of software and rentals	474	481	1,413	1,411
Total net sales	2,082	2,074	6,179	6,161
Cost of product	793	748	2,341	2,262
Cost of software and rentals	124	117	364	364
Gross profit	1,165	1,209	3,474	3,535
Selling, general and administrative expenses	701	525	1,998	1,681
Research and development expenses	189	180	576	568
Total operating expenses	1,807	1,570	5,279	4,875
Operating income	275	504	900	1,286
Interest expense, net	107	—	260	—
Other expense (income), net	1	4	48	10
Income before income taxes	167	500	592	1,276
Provision for income taxes	45	40	144	202
Net Income	$122	$460	$448	$1,074

Earnings per share:
Basic earnings per share	$0.70	$2.66	$2.59	$6.22
Diluted earnings per share	0.70	2.66	2.58	6.22
Weighted-average number of share outstanding:
Basic	173.4	172.7	173.1	172.7
Diluted	173.9	172.7	173.4	172.7

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30,	December 31,
(Millions)	2024	2023
Assets
Current assets
Cash and cash equivalents	$772	$194
Accounts receivable — net of allowances of $86 and $82	1,105	1,313
Due from related parties	222	—
Inventories
Finished goods	529	453
Work in process	181	171
Raw materials and supplies	243	233
Total inventories	953	857
Other current assets	302	155
Total current assets	3,354	2,519
Property, plant and equipment — net	1,599	1,457
Goodwill	6,592	6,535
Intangible assets — net	2,651	2,902
Other assets	549	530
Total assets	$14,745	$13,943
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$300	$—
Accounts payable	560	477
Due to related parties	450	—
Unearned revenue	563	574
Other current liabilities	1,031	677
Total current liabilities	2,904	1,728
Long-term debt	7,809	—
Pension and postretirement benefits	321	166
Deferred income taxes	214	231
Other liabilities	305	152
Total liabilities	$11,553	$2,277

Equity
Common stock par value, $0.01 par value, 750,000,000 shares authorized	$2	$—
Shares issued and outstanding - September 30, 2024: 172,754,070
Shares issued and outstanding - December 31, 2023: 0
Additional paid-in capital	3,744	—
Retained earnings	211	—
Net parent investment	—	12,003
Accumulated other comprehensive income (loss)	(765)	(337)
Total equity	3,192	11,666
Total liabilities and equity	$14,745	$13,943

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
(Millions)	2024	2023
Cash Flows from Operating Activities
Net income	$448	$1,074
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	405	422
Postretirement benefit plan expense	30	31
Stock-based compensation expense	87	32
Gain on business divestitures	—	(56)
Deferred income taxes	(93)	(99)
Changes in assets and liabilities
Accounts receivable	14	(24)
Due from related parties	200	—
Inventories	(99)	(7)
Accounts payable	200	48
Due to related parties	(393)	—
All other operating activities	167	(53)
Net cash provided by operating activities	966	1,368

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(253)	(202)
Proceeds from sale of business	—	60
Net cash used in investing activities	(253)	(142)

Cash Flows from Financing Activities
Repayment of debt	(200)	—
Net transfers to 3M	(8,247)	(1,248)
Proceeds from long-term debt, net of issuance costs	8,303	—
Other — net	8	2
Net cash used in financing activities	(136)	(1,246)

Effect of exchange rate changes on cash and cash equivalents	1	1

Net increase (decrease) in cash and cash equivalents	578	(19)
Cash and cash equivalents at beginning of year	194	61
Cash and cash equivalents at end of period	$772	$42

Solventum Corporation
SALES CHANGE ANALYSIS4
(Dollars in millions)
(Unaudited)

Segment and Total Company Net Sales for the First Nine Months*
	Nine months ended September 30,		Increase/(Decrease)
(Dollars in millions)	2024	2023	Total	Currency Impact	Other	Organic
MedSurg	$3,463	$3,464	—%	(0.6)%	(0.5)%	1.1%
Dental Solutions	979	1,023	(4.3)	(0.6)	(1.9)	(1.8)
Health Information Systems	971	953	1.8	—	—	1.8
Purification and Filtration	721	721	0.1	(0.7)	(0.9)	1.7
Corporate and Unallocated[5]	45	—	NM	NM	NM	NM
Total Company	$6,179	$6,161	0.3%	(0.5)%	—%	0.8%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
4Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, translation, and other. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts, in addition to supply agreement and impacts) and selling price changes. Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture impacts include lost sales from the company's dental anesthetics business that was sold in August 2023 and certain health care businesses retained by 3M India in connection with the spin-off.
5Corporate and Unallocated also includes sales and cost of sales related to products supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off.

Solventum Corporation and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

Operating segments include components of an enterprise where separate financial information is available that is evaluated regularly by the company’s Chief Operating Decision Maker ("CODM") for the purpose of assessing performance and allocating resources. The company’s CODM is its Chief Executive Officer. The company's operating activities are managed through four operating segments: MedSurg, Dental Solutions, Health Information Systems, and Purification and Filtration. There have been no changes to the composition of the segments or to financial information reported within each of the business segments. These segments have been identified based on the nature of the products sold and how the company manages its operations. Transactions among reportable segments are recorded at cost. No operating segments have been aggregated to form reportable segments.
Corporate and Unallocated includes amortization of acquired intangible assets, restructuring and related charges, benefits or costs related to capitalized manufacturing variances, spin-off and separation related costs and other net costs that the company chose not to allocate directly to its business segments. Spin-off and separation related costs include any costs incurred as part of our separation from 3M and costs to setup operations as a standalone company, including system implementations, manufacturing relocation, legal entity separation, certain equity awards granted as part of the spin-off, profit mark-ups on transition service arrangements with 3M and other one-time costs.
Corporate and Unallocated also includes sales and cost of sales related to products supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. Business segment operating income is reconciled to total operating income below:

BUSINESS SEGMENT INFORMATION
	Three months ended September 30, 2024			Three months ended September 30, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$1,182	$243	20.6%	$1,180	$307	26.0%
Dental Solutions	313	72	23.0	331	114	34.4
Health Information Systems	326	105	32.2	321	114	35.5
Purification and Filtration	238	20	8.4	242	48	19.8
Total business segment operating income		$440			$583
Corporate and Unallocated:
Amortization expense		$(88)			$(92)
Other Corporate and Unallocated		(77)			13
Total Corporate and Unallocated	23	(165)	NM	—	(79)	NM
Total Company	$2,082	$275	13.2%	$2,074	$504	24.3%

Solventum Corporation
BUSINESS SEGMENTS
(Unaudited)

BUSINESS SEGMENT INFORMATION
	Nine months ended September 30, 2024			Nine months ended September 30, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$3,463	$678	19.6%	$3,464	$829	23.9%
Dental Solutions	979	272	27.8	1,023	349	34.1
Health Information Systems	971	317	32.6	953	304	31.9
Purification and Filtration	721	78	10.8	721	134	18.6
Total business segment operating income		$1,345			$1,616
Corporate and Unallocated:
Amortization expense		$(261)			$(276)
Other Corporate and Unallocated		(184)			(54)
Total Corporate and Unallocated	45	(445)	NM	—	(330)	NM
Total Company	$6,179	$900	14.6%	$6,161	$1,286	20.9%

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the company use non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) Adjusted operating income, and adjusted operating income margin, (2) Adjusted earnings per share, and (3) Free cash flow. Managements believe that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, and spin-off and separation-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company's unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, spin-off and separation-related costs, and legal entity restructuring costs. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluate the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended September 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Other Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,082	$917	56.0%	$1,807	$275	13.2%	$108	$167	$122	$0.70	26.9%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(88)	88	4.2	—	88	73	0.42
Restructuring costs (a)	—	(1)	—	(1)	1	0.1	—	1	1	0.01
Spin-off and separation-related costs (b)	—	(27)	1.3	(111)	111	5.3	—	111	85	0.49
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	4	0.02
Non-GAAP	$2,082	$889	57.3%	$1,607	$475	22.8%	$108	$367	$285	$1.64	22.3%

	Three months ended September 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Other Operating Expenses[7]		Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,074	$865	58.3%	$1,570		$504	24.3%	$4	$500	$460	$2.66	8.0%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(92)		92	4.4	—	92	77	0.45
Restructuring costs (a)	—	(1)	—	1		(1)	—	—	(1)	(1)	(0.01)
Spin-off and separation-related costs (b)	—	—	—	—		—	—	—	—	—	—
Gain on business divestitures	—	—	—	56		(56)	(2.7)	—	(56)	(40)	(0.23)
Non-GAAP	$2,074	$864	58.3%	$1,535	$—	$539	26.0%	$4	$535	$496	$2.87	7.3%
__________
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rental line items from the Condensed Consolidated and Combined Statements of Income and represents the total company cost of sales.
7Other operating expenses is a combination of selling, general and administrative expenses and research and development expenses from the Condensed Consolidated and Combined Statements of Income and represents the total company other operating expenses.
8 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Condensed Consolidated and Combined Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Nine months ended September 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Other Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$6,179	$2,705	56.2%	$5,279	$900	14.6%	$308	$592	$448	$2.58	24.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(261)	261	4.2	—	261	218	1.26
Restructuring costs (a)	—	(5)	0.1	(13)	13	0.2	—	13	9	0.06
Spin-off and separation-related costs (b)	—	(48)	0.8	(215)	215	3.5	(38)	253	205	1.18
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	35	0.20
Non-GAAP	$6,179	$2,652	57.1%	$4,790	$1,389	22.5%	$270	$1,119	$915	$5.28	18.2%

	Nine months ended September 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Other Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$6,161	$2,626	57.4%	$4,875	$1,286	20.9%	$10	$1,276	$1,074	$6.22	15.8%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(276)	276	4.5	—	276	231	1.33
Restructuring costs (a)	—	(12)	0.2	(38)	38	0.6	—	38	31	0.18
Spin-off and separation-related costs (b)	—	—	—	—	—	—	—	—	—	—
Gain on business divestitures	—	—	—	56	(56)	(0.9)	—	(56)	(40)	(0.23)
Non-GAAP	$6,161	$2,614	57.6%	$4,617	$1,544	25.1%	$10	$1,534	$1,296	$7.50	15.5%
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*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rental line items from the Condensed Consolidated and Combined Statements of Income and represents the total company cost of sales.
7Other operating expenses is a combination of selling, general and administrative expenses and research and development expenses from the Condensed Consolidated and Combined Statements of Income and represents the total company other operating expenses.
8 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Condensed Consolidated and Combined Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
Major GAAP Cash Flow Categories	2024	2023	2024	2023
Net cash provided by operating activities	$169	$493	$966	$1,368
Net cash used in investing activities	(93)	(6)	(253)	(142)
Net cash used in financing activities	(202)	(485)	(136)	(1,246)

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$169	$493	$966	$1,368
Purchases of property, plant and equipment	(93)	(66)	(253)	(202)
Free cash flow*	76	427	713	1,166
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*Non-GAAP financial measure.